Exhibit 2.4

GUARANTY AGREEMENT

This GUARANTY AGREEMENT (the “Guaranty”), dated as of March 31, 2006, is made by Security National Master Holding Company, LLC ( “Guarantor”) in favor and for the benefit of Matrix Bancorp Trading, Inc., a Colorado corporation (“MBTI”) (“Lender”).

Recitals

A. Pursuant to the Asset Purchase Agreement dated March 31, 2006 between SN Capital Markets, LLC, a Delaware limited liability company (“Borrower”), Security National Holding Company, LLC, an Alaska limited liability company, Lender and Guarantor (as amended, modified, supplemented or restated (the “Purchase Agreement”), Lender has sold certain of their assets to Borrower in partial consideration for that certain Promissory Note dated March 31, 2006, made by Borrower in favor of Lender (the “Note”). Security National Holding Company, LLC is the record owner of a fifty-one percent (51%) membership interest of Borrower (the “Interests”). Security National Master Holding Company, LLC is the parent company of, and is the record owner of a 100% membership interest in Security National Holding Company, LLC.

B. It is a condition precedent to the Lenders’ obligation to make and maintain the Note that the Guarantor shall have executed and delivered this Guaranty and that this Guaranty shall be in full force and effect.

C. This Guaranty is given by the Guarantor to and in favor of the Lender to guarantee the due and punctual performance of all the obligations of the Borrower to the Lender under the Purchase Agreement and all other documents contemplated thereby (collectively, the “Purchase Documents”) on the terms and conditions set forth herein.

Agreement

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Guarantor hereby agrees as follows:

1. Guaranty.

a. The Guarantor hereby:

(i) guarantees, absolutely, unconditionally and irrevocably, the prompt and complete payment and performance when due (whether at the stated maturity, on acceleration, on demand or otherwise) and at all times thereafter of all present and future obligations, conditions, covenants, payments, liabilities and indebtedness of all kinds of the Borrower whether for principal, interest, fees, costs, expenses, indemnification or otherwise, under or related to the Purchase Agreement and the other Purchase Documents, including but not limited to the Note, as any of the foregoing may be amended, modified, supplemented, extended or restated in accordance with its terms (the “Obligations”), and

(ii) agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and disbursements) which may be paid or incurred by Lender in enforcing any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against Guarantor under this Guaranty (collectively, the Obligations in Section 1(a)(i) and in this Section 1(a)(ii) are referred to herein as the “Guaranteed Obligations”).

b. The Guarantor agrees that this Guaranty constitutes a guarantee of payment and not of collection, and Lender shall not be obligated to initiate, pursue or exhaust any form of recourse or obtain any judgment against the Borrower or others or to realize upon or exhaust any collateral security held by or available to Lender before being entitled to payment from the Guarantor. The liability of the Guarantor shall be irrevocable, absolute and unconditional irrespective of and shall not be limited, diminished or affected by:

(i) any lack of validity, legality or enforceability of the Purchase Agreement, the other Purchase Documents or any agreement or instrument relating thereto,

(ii) any failure by Lender to file or enforce any claim against the estate (in administration, bankruptcy or otherwise) of the Borrower, any guarantor or others,

(iii) the fact that recovery from the Borrower (or any other guarantor(s) or any other person is barred by any statute of limitations or for any other reason,

(iv) any amendment, modification, extension or change of any kind or nature to the Purchase Agreement or any other Purchase Documents, with or without notice thereof to Guarantor, including, without limitation, any change in the time, manner or place of payment of the Guaranteed Obligations or any increase, reduction, limitation, impairment or termination of any of the Guaranteed Obligations,

(v) any adjustment, indulgence, forbearance or compromise granted by Lender to the Borrower or any guarantor, or

(vi) any other circumstance, event or occurrence which might otherwise constitute a legal or equitable discharge of a guarantor or a defense to a guaranty.

The Guarantor hereby waives any and all defenses based on any of the foregoing and all other defenses based on suretyship. The Guarantor hereby renounces all benefits of marshaling, discussion and division and waives diligence, presentment, promptness, protest, notice of dishonor or protest or default, demand for payment upon the Borrower or any guarantor, notice of acceptance of this Guaranty, notice of any addition to or increase or decrease in the Guaranteed Obligations and all other notices and demands whatsoever.

c. This Guaranty is a continuing guarantee, and it will not be discharged until payment in full of all of the Guaranteed Obligations and written cancellation of this Guaranty by Lender (“Termination”) and will remain in full force and effect notwithstanding any interruption in the business relations between the Borrower and Lender or any increase or decrease from time to time in the amount of the Guaranteed Obligations. No payment or payments made by any other person other than the Borrower or the Guarantor in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability or obligations of any Guarantor hereunder until Termination.

d. This Guaranty and the guarantee by the Guarantor of all of the Guaranteed Obligations hereunder, shall not be reduced, prorated or otherwise affected by any guarantee given by any other guarantor, any other suretyship of the Guaranteed Obligations by other persons, now or hereafter existing, or the taking of any security for the Guaranteed Obligations.

e. The Guarantor hereby waives any right to revoke or rescind this Guaranty, and acknowledge that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

2. Lender’s Rights. The Guarantor authorizes Lender, without notice or demand and without affecting Guarantor’s liability hereunder, to take and hold security from any other person for the payment of this Guaranty and/or any of the Guaranteed Obligations, and to exchange, enforce, waive and release any such security; to apply such security and direct the order or manner of sale thereof, as Lender, in its sole discretion, may determine; to obtain or release a guaranty of the Guaranteed Obligations from any one or more persons from time to time; and, at any time or times to enforce, waive, rearrange, modify, limit or release any of such other persons from their obligations under such guaranties or security arrangements. Without limiting the generality of the foregoing, the Guarantor waives any right that they might otherwise have under Sections 13-50-102 and 13-50-103 of the Colorado Revised Statutes (or under any corresponding future statute or rule of law in any jurisdiction).

3. Effectiveness; Reinstatement; Payment Free of Taxes. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or Guarantor or any substantial part of their respective property, or otherwise, all as though such payments had not been made. The Lender and the Borrower may modify, rearrange, extend for any period and/or renew from time to time the Guaranteed Obligations without notice to the Guarantor, and in such event the obligations of the Guarantor with respect to the Guaranteed Obligations shall not be released, discharged or reduced and the Guarantor will remain fully bound hereunder on such Guaranteed Obligations. This Guaranty may be enforced by Lender and any subsequent holder of the Guaranteed Obligations and shall not be discharged by the assignment or negotiation of all or a part of the Guaranteed Obligations. The Guarantor agrees that all payments by the Guarantor hereunder shall be free and clear of and without deduction for any present or future taxes, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority.

4. Default. If (i) the Borrower has failed to pay or perform when due its Guaranteed Obligations (whether at the stated maturity, on acceleration, on demand or otherwise) and the grace period applicable thereto, if any, has expired, (ii) an Event of Default occurs under and as defined in the Note, (iii) an “Insolvency Event” (as defined below) with respect to the Borrower or any guarantor, including Guarantor, occurs, (iii) any guarantor, including Guarantor, fails to perform or comply with any of its covenants and agreements herein or (iv) any representation or warranty made by any guarantor, including Guarantor hereunder, shall prove to have been incorrect when made, then all of the Guaranteed Obligations shall be immediately due and payable by the Guarantor regardless of whether the payment of the Guaranteed Obligations has been accelerated or the Borrower is in default with respect to the Guaranteed Obligations. An “Insolvency Event” occurs if (i) the Borrower or any guarantor, including Guarantor, shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, wind-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, (ii) there shall be commenced against the Borrower or any guarantor, including Guarantor, any such case, proceeding or other action referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days or (iii) the Borrower or any guarantor, including Guarantor, shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment of the benefit of creditors.

5. Merger. This Guaranty shall not be affected by any change in the name of the Borrower or Guarantor, or by the acquisition of the Borrower’s or Guarantor’s business by any person, firm or corporation, or by any change whatsoever in the objects, capital structure or constitution of the Borrower or Guarantor, or by any merger, amalgamation or consolidation of the Borrower or Guarantor with any corporation or other person, by any dissolution or liquidation of the Borrower or Guarantor, but shall, notwithstanding the happening of any such event, continue to apply to all the Guaranteed Obligations whether theretofore or thereafter incurred, and in this instrument the word “Borrower” and “Guarantor” shall include every such person, firm, partner and corporation and all successors and assigns thereof. Nothing in this Section 5 shall be construed as authorization or approval of any such transaction. The Guarantor shall promptly notify Lenders of any change or event described in this Section 5.

6. No Waiver. Lender shall be obligated to exercise any right, power or privilege hereunder, and no failure to exercise and no delay in exercising, on the part of Lender, any such right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No notice to or demand on Guarantor shall be deemed to be a waiver of the right of Lender to take further action without notice or demand as provided herein. No waiver shall be applicable except in the specific instance and for the specific purpose for which given, nor in any event shall any amendment, modification or waiver of any provision of this Guaranty be effective unless in writing and signed on behalf of Lender.

7. Waiver of Subrogation. Guarantor hereby agrees to waive any claim or right to be subrogated to any claims of Lender against the Borrower until the Guaranteed Obligations have been paid in full.

8. Subordination. Guarantor acknowledges and agrees that any indebtedness, obligation or other liability or security interest that Guarantor may have in the assets of Borrower shall be subordinate and junior in right of payment to any indebtedness, obligation or other liability or security interest of Lender, including as a result of the Purchase Agreement, in such collateral, regardless of priority under applicable law.

9. Representations and Warranties of Guarantor. Guarantor represents and warrants (which representations and warranties will survive the creation of the Guaranteed Obligations) that:

a. Benefit to Guarantor. Guarantor’s guaranty pursuant to this Guaranty reasonably may be expected to benefit, directly or indirectly, Guarantor and that the waivers given by Guarantor in this Guaranty are knowingly made in contemplation of such benefits.

b. Familiarity and Reliance. Guarantor is familiar with, and has independently reviewed the books and records regarding the financial condition of the Borrower and is familiar with the value of the Borrower and any and all collateral intended to be created as security for the Guaranteed Obligations. Notwithstanding the foregoing, Guarantor is not relying on such financial condition or any collateral as an inducement to enter into this Guaranty. Guarantor has reviewed the Purchase Agreement and the other Purchase Documents and acknowledges notice of the terms, conditions and provisions of each such document.

c. No Representation. Lender nor any other person has made any representation, warranty or statement to Guarantor with regard to the Borrower or the Borrower’s financial condition in order to induce Guarantor to execute this Guaranty.

d. Guarantor’s Financial Condition. As of the date hereof and after giving effect to this Guaranty and the contingent liability evidenced hereby, Guarantor is and will be solvent, and has assets which, fairly valued, exceed its obligations, liabilities and debts.

e. Authorization; No Conflict. The execution, delivery and performance by Guarantor of this Guaranty is within Guarantor’s authority, and does not and will not violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Guarantor; or result in a breach of or constitute a default under or require the consent of any party pursuant to any agreement, lease or instrument to which Guarantor is a party or by which it or its properties may be bound or affected. This Guaranty has been duly executed and delivered by Guarantor.

f. Binding Obligation. This Guaranty is a legal, valid and binding obligation of Guarantor, enforceable against Guarantor, in accordance with its terms (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws or equitable principles affecting enforcement of creditors’ rights generally at the time in effect).

10. Notices. All notices required or permitted to be given under this Guaranty shall be in conformance with Section 10.3 of the Purchase Agreement at the addresses provided herein or therein.

11. Successors and Assigns. This Guaranty shall extend to and inure to the benefit of Lender and any of their successors and assigns, and every reference herein to a Guarantor is a reference to, and shall be construed as including, Guarantor and its successors and assigns, to and upon all of whom this Guaranty and agreement shall extend and be binding.

12. Further Assurances. Guarantor agrees to execute and deliver to Lender all such documents and to take all such other action as may be reasonably requested by Lender to more fully vest in and assure Lender of all of the rights, powers, privileges and remedies herein intended to be granted to or conferred upon Lender.

13. Governing Law. This Guaranty shall be deemed to have been made under and shall be governed by, and construed in accordance with, the laws of the State of Colorado in all respects, including matters of construction, validity and performance.

14. Arbitration. Guarantor hereby agrees to submit all disputes, disagreements and claims with either Lender or otherwise involving this Guaranty to binding arbitration as described in Section 10.13 of the Purchase Agreement. The terms of such section are incorporated herein by reference, mutatis mutandis, and the Guarantor agrees to such terms.

15. Entire Agreement. This written Guaranty and the other Purchase Documents represent the final agreement by the undersigned with respect to the matters set forth herein and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements by the undersigned. There are no unwritten oral agreements relating to this Guaranty or the matters set forth herein.

16. Fair Meaning; Representation by Counsel. The parties acknowledge the opportunity to consult and be represented by counsel in the negotiation, drafting and execution of this Guaranty and have consulted counsel prior to signing this Guaranty or have waived their right to do so. The language in this Guaranty shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against either party.

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IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed and delivered by its duly authorized officer as of the date first above written.

GUARANTOR: Security National Master Holding Company, LLC

By:	/s/ Jack J. Mendheim
Name: Jack J. Mendheim
Title: Executive Vice President_________